Exhibit 99.3
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
SERIES B-1 PARTICIPATING CONVERTIBLE PREFERRED STOCK OF
MONEYGRAM INTERNATIONAL, INC.
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
     The undersigned, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to the authority expressly vested in the Board of Directors of MoneyGram International, Inc., a Delaware corporation (the “Corporation”), by the Corporation’s Amended and Restated Certificate of Incorporation, the Board of Directors has by resolution duly provided for the issuance of and created a series of Preferred Stock of the Corporation, par value $0.01 per share (the “Preferred Stock”), and in order to fix the designation and amount and the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock, has duly adopted resolutions setting forth such rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of a series of Preferred Stock as set forth in this Certificate of Designations, Preferences and Rights of the Series B-1 Convertible Preferred Stock (the “Certificate”).
     Each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:
     1. Number of Shares and Designation. 400,000 shares of Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as Series B-1 Participating Convertible Preferred Stock (the “Series B-1 Preferred Stock”). The number of shares of Series B-1 Preferred Stock may be increased (to the extent of the Corporation’s authorized and unissued Preferred Stock) or decreased (but not below the number of shares of Series B-1 Preferred Stock then outstanding plus the maximum number of shares of Series B-1 Preferred Stock issuable pursuant to the Exchange contemplated by the Purchase Agreement) by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase or decrease, as the case may be, with the Secretary of State of the State of Delaware.
     2. Rank. The Series B-1 Preferred Stock shall, with respect to payment of dividends, redemption payments and rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation (i) rank senior and prior to the Common Stock, the Series A Junior Participating Preferred Stock of the Corporation, par value $0.01 per share, the Series D Preferred Stock and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series B-1 Preferred Stock as to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Junior Securities”), (ii) rank on a parity with the Series B Preferred Stock, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future without violation of this Certificate, that does not by its terms expressly provide that it ranks senior to or junior to the Series B-1 Preferred Stock as to payment of dividends or rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, other than Junior Securities, are collectively referred to herein as the “Parity Securities”), and (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future without violation of this Certificate, that by its terms ranks senior to the Series B-1 Preferred Stock as to payment of dividends or rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Senior Securities”). The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any securities, rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities or Senior Securities, as the case may be. At the time of the initial issuance of the Series B-1 Preferred Stock there will be no Parity Securities (other than the Series B Preferred Stock) or Senior Securities outstanding.
     3. Dividends.
     (a) The holders of record of the issued and outstanding shares of Series B-1 Preferred Stock shall be entitled to receive, out of assets legally available for the payment of dividends, dividends on the terms described below:
     (i) Holders of shares of Series B-1 Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Series D Preferred Stock in all dividends and distributions paid (whether in the form of cash, stock, other assets, or otherwise, and including, without limitation, any dividend or distribution of shares of stock or other equity of any Person other than the Corporation, or evidences of indebtedness, of any Person, including, without limitation, the Corporation or any Subsidiary) on the shares of Series D Preferred Stock as if immediately prior to each Series D Preferred Stock Dividend Record Date (as defined below), shares of Series B-1 Preferred Stock then outstanding were converted into             shares of Series D Preferred Stock (in the manner described in Section 7 hereof); provided, however, that the holders of shares of Series B-1 Preferred Stock shall not be entitled to participate in any such dividend or distribution to the extent that an adjustment to the Conversion Price shall be required with respect to such dividend or distribution pursuant to Section 7(c) of the Series B Certificate. Dividends or distributions payable pursuant to this Section 3(a)(i) shall be payable on the same date that such dividends or distributions are payable to holders of shares of Series D Preferred Stock (a “Series D Preferred Stock Dividend Payment Date”).
     (ii) In addition to any dividends pursuant to Section 3(a)(i) hereof, in respect of each three-month period beginning with the three-month period ending on the 90th day following the Exchange Date, the Corporation shall pay, as and when declared by the Board of Directors, out of assets legally available therefor, a quarterly dividend on each share of Series B-1 Preferred Stock at the annual rate per share of 10% of the sum of (x) the Liquidation Preference and (y) all accumulated and unpaid dividends, if any, whether or not declared, from the Exchange Date to the applicable Dividend Payment Date (as defined below), excluding any dividends accruing during the then-current Dividend Period (such rate, the “Dividend Rate”); provided, however, that if at any time the Corporation shall have for any reason failed to pay dividends in cash in a timely manner as required by this Certificate or the Series B Certificate or failed to redeem shares of Series B Preferred Stock or Series B-1 Preferred Stock for cash in a timely manner as required by this Certificate or the Series B Certificate, in each case without giving effect to Section 11(c) or any prohibition on such payment under applicable law (related to the impairment of capital or otherwise), then immediately following such failure the percentage set forth above shall be 12.5%. Dividends under this Section 3(a)(ii) shall be paid in cash; provided that, until the fifth anniversary of the Initial Funding Date, upon a determination by the Independent Directors, such determination intended to be a “fact” for purposes of Section 151(a) of the DGCL, dividends may be accrued for any Dividend Period prior to such fifth anniversary at the annual rate of 12.5% of the sum of (x) the Liquidation Preference and (y) all accumulated and unpaid dividends, if any, whether or not declared, from the Exchange Date to the applicable Dividend Payment Date, compounding quarterly, in lieu of paying such dividends in cash currently; provided, however, that immediately following any failure by the Corporation to redeem shares of Series B Preferred Stock or Series B-1 Preferred Stock for cash in a timely manner as required by this Certificate or the Series B Certificate (without giving effect to Section 11(c) or any prohibition on such payment under any applicable law (related to impairment of capital or otherwise) for any reason, dividends shall be paid currently in cash. The Series B Preferred Stock and the Series B-1 Preferred Stock shall be treated as a single series for purposes of declaring and paying dividends such that any dividends paid on shares of either series shall be paid at the same time and in the same manner as dividends on the shares of the other series.
     (iii) Dividends on the Series B-1 Preferred Stock provided for in Section 3(a)(ii) hereof shall accrue and accumulate, whether or not declared, on a daily basis from the Exchange Date, and shall, if declared, be payable quarterly on the First Payment Date, the Second Payment Date, the Third Payment Date and the Fourth Payment Date of each year (unless such day is not a Business Day (as defined below), in which event such dividends shall be payable on the next succeeding Business Day) (each such payment date being a “Dividend Payment Date” and the period from the Exchange Date to the first Dividend Payment Date and each such quarterly period thereafter until a redemption date (but only with respect to any             shares redeemed on such redemption date) being a “Dividend Period”). As used herein, the term “Business Day” means any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in the City of New York. The “First Payment Date” means the 91st calendar day after the Exchange Date and each successive anniversary of such date in each successive year. The “Second Payment Date” means the 181st calendar day after the Exchange Date and each successive anniversary of such date in each successive year. The “Third Payment Date” means the 271st calendar day after the Exchange Date and each successive anniversary of such date in each successive year. The “Fourth Payment Date” means the one-year anniversary of the Exchange Date and each successive anniversary of such date in each successive year.

     (iv) Each dividend payable pursuant to Section 3(a)(i) or Section 3(a)(ii) hereof shall be payable to the holders of record of shares of Series B-1 Preferred Stock as they appear on the stock records of the Corporation at the close of business on the record date designated by the Board of Directors for such dividends (each, a “Dividend Payment Record Date”), which (i) with respect to dividends payable pursuant to Section 3(a)(i) hereof, shall be the same day as the record date for the payment of dividends to the holders of shares of Series D Preferred Stock (the “Series D Preferred Stock Dividend Record Date”) and, (ii) with respect to dividends payable pursuant to Section 3(a)(ii) hereof, shall be not more than thirty (30) days nor less than ten (10) days preceding the applicable Dividend Payment Date. Dividends in respect of any past Dividend Periods that are in arrears may be declared and paid at any time to holders of record on the Dividend Payment Record Date therefor.
     (b) During any Stoppage Period (as defined below), (i) no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than, subject to Section 9, a redemption, purchase or other acquisition of shares of Common Stock from employees or directors of the Corporation or any Subsidiary of the Corporation required by the terms of any bona fide employee or director incentive or benefit plans or arrangements of the Corporation or any Subsidiary of the Corporation approved by the Board of Directors or the payment of cash in lieu of fractional shares in connection therewith) for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation, directly or indirectly (except, subject to Section 9, by conversion into or exchange for Junior Securities or the payment of cash in lieu of fractional shares in connection therewith) and (ii) the Corporation shall not, directly or indirectly, make any payment on account of any purchase, redemption, retirement or other acquisition of any Parity Securities (other than, subject to Section 9, for consideration payable solely in Junior Securities). “Stoppage Period” means any period (A) beginning at any time that the Corporation shall have failed to pay any dividend contemplated by Section 3(a) hereof or the Series B Certificate and ending at such time when all such dividends have been paid in full in cash, (B) in respect of which the Corporation elects to accrue dividends under Section 3(a)(ii) hereof or the Series B Certificate, or (C) beginning at any time that the Corporation shall have failed to pay the redemption price for shares of Series B-1 Preferred Stock that holders of shares of Series B-1 Preferred Stock or the Series B Preferred Stock have requested be redeemed pursuant to Section 11 hereof or the Series B Certificate and ending at such time when the full applicable redemption price, as set forth in Section 11 hereof or the Series B Certificate, for all such shares of Series B-1 Preferred Stock or the Series B Preferred Stock shall have been paid to the holders in cash.
     (c) For the avoidance of doubt, the shares of Series B-1 Preferred Stock that have been redeemed upon payment of the Liquidation Payment Amount shall not be entitled to receive any dividend pursuant to this Section 3 payable on or after the redemption date.

     4. Liquidation Preference.
     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B-1 Preferred Stock then outstanding shall, with respect to each share of Series B-1 Preferred Stock, be entitled to be paid in redemption of such share out of the assets of the Corporation available for distribution to its stockholders a liquidation preference equal to the greater of (i) the sum of (x) $1,000 per share (the “Liquidation Preference”) and (y) an amount equal to all accumulated and unpaid dividends, if any (whether or not declared), to the date of payment (such amount, the “Accumulated Dividend Amount” and, together with the Liquidation Preference, the “Liquidation Payment Amount”) and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of Series B-1 Preferred Stock into shares of Common Stock (pursuant to, and at a conversion rate described in, Section 7 hereof without regard to any limitations contained therein), in each case, before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities. If the assets of the Corporation available for distribution to its stockholders are not sufficient to pay in full the Liquidation Payment Amounts payable to the holders of shares of Series B-1 Preferred Stock and the liquidation preference payable to the holders of any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B-1 Preferred Stock and any such other Parity Securities ratably in accordance with the Liquidation Payment Amounts and the liquidation preference for the Parity Securities, respectively.
     (b) Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation’s assets for cash, securities or other property shall by itself be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.
     5. Redemption by the Corporation. Subject to the provisions of Section 7, following the fifth anniversary of the Exchange Date, the Corporation shall have the right to redeem, out of assets lawfully available for the redemption of shares, all (but not less than all) of the outstanding shares of Series B-1 Preferred Stock, for an amount in cash per share equal to the Liquidation Payment Amount as of the Corporation Redemption Date (the “Redemption Price”), but the Corporation shall have this redemption right only if at the time the Corporation exercises this option, the average Market Price of the Common Stock during a period of thirty (30) consecutive Trading Days ending on the 10th day prior to the date the Corporation exercises this option, exceeds the Redemption Trigger Price (as defined in the Series B Certificate). Upon a determination by the Independent Directors, such determination intended to be a “fact” for purposes of Section 151(a) of the DGCL, the Corporation shall be required to exercise its right to redeem the Series B-1 Preferred Stock and the Series B Preferred Stock (pursuant to the terms in the Series B Certificate) at any time that such right is exercisable and assets are then lawfully available to pay the aggregate Redemption Price for all shares outstanding of Series B-1 Preferred Stock and Series B Preferred Stock.

     6. Procedures for Redemption by the Corporation.
     (a) In the event of a redemption of shares of Series B-1 Preferred Stock pursuant to Section 5, the Corporation shall deliver written notice to each holder (the “Notice of Redemption”), by first class mail, postage prepaid, mailed not less than fifteen (15) days and no more than twenty (20) days prior to the date on which the holder is to surrender to the Corporation the certificates representing shares to be redeemed (such date, or if such date is not a Business Day, the first Business Day thereafter, the “Corporation Redemption Date”), provided that the Corporation Redemption Date shall not be later than the 30th day immediately following the date upon which the Corporation exercises its redemption option pursuant to Section 5. The Notice of Redemption shall specify: (i) the number of shares of Series B-1 Preferred Stock to be redeemed by the Corporation; (ii) the Corporation Redemption Date; (iii) the Liquidation Payment Amount as of the Corporation Redemption Date; and (iv) instructions on surrendering the holder’s shares for any shares to be redeemed. Any Notice of Redemption mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the Notice of Redemption.
     (b) Upon surrender in accordance with the Notice of Redemption of the certificates representing any shares so redeemed, such shares shall be redeemed by the Corporation at the Redemption Price with payment of such Redemption Price being made on the Corporation Redemption Date by wire transfer of immediately available funds to the account specified by the holder of the shares redeemed. Such redemption shall be effective on the Corporation Redemption Date, notwithstanding any failure of such holders to deliver such certificates, provided that the Redemption Price for each share of Series B-1 Preferred Stock has either been paid to each holder on or prior to such date or deposited in a bank in a separate trust account for the sole benefit of the holders. Until redemption is effective on the Corporation Redemption Date as aforesaid, shares of Series B-1 Preferred Stock may be converted pursuant to Section 7 and shall accrue and accumulate dividends pursuant to Section 3.
     7. Conversion.
     (a) Right to Convert.
     (i) Each holder of shares of Series B-1 Preferred Stock shall have the right, at any time and from time to time, at such holder’s option, to convert any or all of such holder’s shares of Series B-1 Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Series D Preferred Stock at the conversion price equal to the product of the Conversion Price (as defined in the Series B Certificate) and the Conversion Ratio (as defined in the Series D Certificate) (the “B-1 Conversion Price”). The number of shares of Series D Preferred Stock into which each share of the Series B-1 Preferred Stock shall be convertible (calculated as to each conversion to the nearest 1/10,000,000th of a share) shall be determined by dividing the Liquidation Payment Amount in effect at the time of conversion by the B-1 Conversion Price in effect at the time of conversion; provided, however, that in the event that there shall not be sufficient shares of Series D Preferred

Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the rights contained in this Certificate, the Corporation shall use its best efforts to take all such action as may be necessary to promptly authorize sufficient additional shares of Series D Preferred Stock for issuance upon exercise of all such rights.
     (ii) Notwithstanding the provisions of Section 7(a)(i), each share of Series B-1 Preferred Stock, subject to the transfer restrictions contained in the Purchase Agreement, if transferred by the beneficial owner of such share to any person other than an Affiliate of the transferor shall be automatically and irrevocably converted upon transfer and delivery of a Transfer Notice (as defined below) into one share of Series B Preferred Stock (the “Series B-1 Conversion”) (which share of Series B Preferred Stock shall have a conversion price with respect to conversion into Common Stock equal to the conversion price then in effect under the Series B Certificate), without any action required by any holder of Series B-1 Preferred Stock, other than notification by the transferor to the Company that such transferor is no longer the beneficial owner of the shares of Series B-1 Preferred Stock that were the subject of the transfer (the “Transfer Notice”). Upon a Series B-1 Conversion, each existing certificate representing shares of Series B-1 Preferred Stock shall be deemed to be a certificate representing the number of shares of Series B Preferred Stock into which such             shares of Series B-1 Preferred Stock were converted; provided, that a holder of such certificate may elect to surrender the certificate or certificates representing the shares so converted to the Corporation at the office of the Corporation (or any transfer agent of the Corporation previously designated by the Corporation to the holders of Series B-1 Preferred Stock for this purpose), and the Corporation shall effect the delivery within two (2) Business Days of such surrender of a new certificate or certificates in respect of the Series B Preferred Stock issued pursuant to the Series B-1 Conversion. The Corporation shall reserve and keep available for issuance such number of its authorized but unissued shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock issuable upon conversion of all outstanding shares of Series B-1 Preferred Stock. The Corporation shall use its best efforts to take all such action as may be necessary to increase the authorized number of shares of Series B Preferred Stock if at any time there shall be insufficient authorized but unissued shares of Series B Preferred Stock to permit such reservation or to permit the conversion of all outstanding shares of Series B-1 Preferred Stock. The Corporation covenants that all Series B Preferred Stock that may be issued upon conversion of Series B-1 Preferred Stock shall upon issuance be duly authorized, fully paid and non-assessable. No economic rights of holders of Series B-1 Preferred Stock will be foregone or diminished by virtue of a conversion of the Series B-1 Preferred Stock pursuant to this Section 7(a)(ii).
     (b) Mechanics of Conversion.
     (i) A holder of shares of Series B-1 Preferred Stock that elects to exercise its conversion rights pursuant to Section 7(a)(i) shall provide notice to the Corporation as follows: to exercise its conversion right pursuant to Section 7(a)(i), a holder of             shares of Series B-1 Preferred Stock to be converted shall surrender the certificate or certificates representing such shares at the office of the Corporation (or any transfer agent of the Corporation previously designated by the Corporation to the holders of Series B-1 Preferred Stock for this purpose) with a written notice of election to convert, completed and signed, specifying the number of shares to be converted. Unless the shares issuable upon conversion are to be issued in the same name as the name in which such shares of Series B-1 Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder thereof or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax in accordance with Section 7(b)(iv) (or evidence reasonably satisfactory to the Corporation that such tax has been or will be timely paid). As promptly as practicable (and in any event within two (2) Business Days) after the surrender by the holder of the certificates representing shares of Series B-1 Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder or, on the holder’s written order, to the holder’s transferee, a certificate or certificates representing the number of             shares (including any fractional interests as provided in Section 7(b)(v)) of Series D Preferred Stock issuable upon the conversion of such shares.
     (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the first Business Day on which the certificates representing shares of Series B-1 Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid (the “Conversion Date”). At such time on the Conversion Date:
     (A) the Person in whose name or names any certificate or certificates representing shares of Series D Preferred Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Series D Preferred Stock represented thereby at such time; and
     (B) such shares of Series B-1 Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Series D Preferred Stock and other amounts payable pursuant to this Section 7.
All shares of Series D Preferred Stock delivered upon conversion of the Series B-1 Preferred Stock will, upon delivery, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights and free from all taxes, liens, security interests and charges (other than liens or charges created by or imposed upon the holder or taxes in respect of any transfer occurring contemporaneously therewith).
     (iii) Holders of shares of Series B-1 Preferred Stock at the close of business on a Dividend Payment Record Date or Series D Preferred Stock Dividend Record Date, as applicable, for a dividend payment for the Series B-1 Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date or Series D Preferred Stock Dividend Payment Date, as applicable, notwithstanding the conversion thereof following such Dividend Payment Record Date or Series D Preferred Stock Dividend Record Date, as applicable, and prior to such Dividend Payment Date or Series D Preferred Stock Dividend Payment Date, as applicable. A holder of shares of Series B-1 Preferred Stock on a Dividend Payment Record Date or a Series D Preferred Stock Dividend Record Date, as applicable, whose shares of Series B-1 Preferred Stock have been converted pursuant to Section 7(a) into shares of Series D Preferred Stock prior to the close of business on such Dividend Payment Record Date, or Series D Preferred Stock Dividend Record Date, as applicable, will not be entitled to receive any portion of the dividend payable by the Corporation on such shares of Series B-1 Preferred Stock on the corresponding Dividend Payment Date or Series D Preferred Stock Dividend Payment Date, as applicable. Notwithstanding anything in this Certificate, such dividends paid pursuant to this Section 7(b)(iii) shall be considered paid for purposes of determining the Liquidation Payment Amount in Section 7(a)(i).
     (iv) Issuances of certificates representing shares of Series D Preferred Stock upon conversion of the Series B-1 Preferred Stock shall be made without charge to any holder of             shares of Series B-1 Preferred Stock for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series D Preferred Stock in a name other than that of the holder of the Series B-1 Preferred Stock to be converted, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been, or will be timely, paid.
     (v) In connection with the conversion of any shares of Series B-1 Preferred Stock, no cash adjustment in respect of such fractional shall be paid, but in lieu thereof the Corporation shall issue fractions of shares of Series D Preferred Stock.
     (vi) The Corporation shall ensure that each share of Series D Preferred Stock issued as a result of conversion of Series B-1 Preferred Stock shall be accompanied by all rights associated generally with each other share of Series D Preferred Stock outstanding as of the applicable Conversion Date, subject to any applicable restrictions on transfer of the shares of Series B-1 Preferred Stock set forth in the Purchase Agreement.
     8. Status of Shares. Unless otherwise approved by the written consent of, or the affirmative vote in favor at a meeting called for that purpose by, holders of at least a majority of the outstanding shares of Series B-1 Preferred Stock, all shares of Series B-1 Preferred Stock that are at any time redeemed by the Corporation pursuant to Section 5 or converted pursuant to Section 7 hereof and all shares of Series B-1 Preferred Stock that are otherwise reacquired by the Corporation shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized but unissued shares of preferred stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.
     9. Voting Rights. Subject to the last sentence of this Section 9 and Section 11(a), the Series B-1 Preferred Stock shall be nonvoting in all respects, provided, however, that so long as shares of Series B-1 Preferred Stock or shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the written consent of, or affirmative vote in favor at a meeting called for that purpose by, holders of at least a majority of the outstanding shares of Series B-1 Preferred Stock and Series B Preferred Stock (voting together as one class), amend, alter or repeal any provision of this Certificate (whether by merger, consolidation or otherwise) in any manner adverse to the holders of the Series B-1 Preferred Stock; provided further, that (i) the creation, authorization or issuance of any Junior Securities shall not by itself be deemed to have any such adverse effect, and (ii) no such consent or vote of the holders of Series B-1 Preferred Stock and Series B Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such securities is to be made, as the case may be, all shares of Series B-1 Preferred Stock outstanding at the time shall have been converted into Series D Preferred Stock pursuant to Section 7, converted into Series B Preferred Stock pursuant to Section 7 or redeemed by the Corporation in accordance with Sections 5 and 6 hereof and all shares of Series B Preferred Stock outstanding at the time shall have been converted into Common Stock or redeemed by the Corporation pursuant to the Series B Certificate. The holders of shares of Series B-1 Preferred Stock and Series B Preferred Stock shall be entitled to one vote for each share upon all questions presented to such holders pursuant to this Section 9. The holders of shares of Series B-1 Preferred Stock shall also be entitled to vote with the holders of shares of Series B Preferred Stock to the extent provided in Section 9(b) and Section 11(a) of the Series B Certificate.
     10. Definitions.
     Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.
     “Affiliate” means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term “control” (and correlative terms “controlling,” “controlled by” and “under common control with”) means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.
     “Board of Directors” means the board of directors of the Corporation.
     “Business Combination” means (i) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Corporation with any Person or (ii) the sale, assignment, conveyance, transfer, lease or other disposition by the Corporation of all or substantially all of its assets.

     “Capital Stock” means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.
     “Common Stock” means the common stock of the Corporation, par value $0.01 per share.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
     “Exchange Date” shall have the meaning set forth in the Purchase Agreement.
     “Independent Director” shall have the meaning set forth in the Purchase Agreement.
     “Initial Funding Date” means the Closing Date (as defined in the Purchase Agreement).
     “Investor” shall have the meaning set forth in the Purchase Agreement.
     “Market Price” means, with respect to a particular security, on any given day, the volume weighted average price or, in case no such reported sales take place on such day, the average of the highest asked and lowest bid prices regular way, in either case on the principal national securities exchange on which the applicable security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, (i) the average of the highest and lowest sale prices for such day reported by the Over-The-Counter-Bulletin-Board (the “OTCBB”) or any comparable system then in use, or (ii) if such security is so traded, but not so quoted, the average of the highest reported asked and lowest reported bid prices of such security as reported by the OTCBB or any comparable system then in use, or (iii) if such security is not traded on the OTCBB or any comparable system, the average of the highest asked and lowest bid prices as furnished by two members of NASD, Inc., selected from time to time by the Corporation for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.
     “Person” means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
     “Purchase Agreement” means the Purchase Agreement, dated as of February 6, 2008 among the Corporation and the purchasers named therein, including all schedules and exhibits thereto, as the same may be amended from time to time.

     “Series B Certificate” means the Certificate of Designations, Preferences and Rights of Series B Participating Convertible Preferred Stock of the Corporation in the form contemplated by the Purchase Agreement.
     “Series B Preferred Stock” means the Series B Participating Convertible Preferred Stock of the Corporation, par value $0.01 per share.
     “Series D Certificate” means the Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock of the Corporation in the form contemplated by the Purchase Agreement.
     “Series D Preferred Stock” means the Series D Participating Convertible Preferred Stock of the Corporation, par value $0.01 per share.
     “Subsidiary” of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.
     “Trading Day” means any day that the New York Stock Exchange, Inc., is open for trading.
11. Redemption at the Option of the Holder.
     (a) At any time after the tenth anniversary of the Initial Funding Date, upon the approval by holders of at least a majority of the outstanding shares of Series B Preferred Stock and shares of Series B-1 Preferred Stock voting together as a class, the Corporation shall redeem all, but not less than all, but subject to Section 11(c), of the outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock at a redemption price per share in cash equal to the Liquidation Payment Amount as of the Holder Redemption Date (as defined below), whereupon, subject to Section 11(c) hereof, the Corporation shall effect such redemption, or cause such redemption to be effected, out of assets lawfully available therefor, within 90 days after the holder’s request (such date on which the Corporation makes the full redemption payment in cash to such holders, the “Holder Redemption Date”).
     (b) Change in Control.
     (i) In connection with a Change in Control described in Section 11(b)(iii)(B) or (C) below, each holder of shares of Series B-1 Preferred Stock shall have the right (exercisable at the holder’s option) to require by request in writing to the Corporation during the period 60 days prior to and ending 60 days after the consummation of a Change in Control (the date of consummation being referred to as the “Change in Control Date”) that the Corporation redeem (or that the acquiring or surviving Person in such Change of Control, if not the Corporation, redeem) such holder’s shares of Series B-1 Preferred Stock, out of funds legally available therefor, at a redemption price per share in cash equal to 101% of the Liquidation Payment Amount (as of the date the Corporation makes the full redemption payment in cash to such holders), whereupon (subject to consummation of a Change in Control) the Corporation shall effect such redemption, or cause such redemption to be effected, if the holder’s redemption request was made prior to the Change in Control Date, then on the Change in Control Date, and if the holder’s redemption request was made after the Change in Control Date, then within 20 calendar days of such request.
     (ii) In connection with a Change in Control described in Section 11(b)(iii)(A), (D) or (E) below, each holder of shares of Series B-1 Preferred Stock shall have the right (exercisable at the holder’s option, to require by request in writing to the Corporation within 60 days after the public disclosure of the consummation of a Change in Control) that the Corporation redeem such holder’s shares of Series B-1 Preferred Stock, out of funds legally available therefor, at a redemption price per share in cash equal to 101% of the Liquidation Payment Amount (as of the date the Corporation makes the full redemption payment in cash to such holders), whereupon the Corporation shall effect such redemption, or cause such redemption to be effected, within 30 calendar days of such request.
     (iii) As used herein, “Change in Control” means the happening of any of the following events:
                         (A) any Person (other than any Investor or any of its Affiliates) acquires Beneficial Ownership, directly or indirectly, of 50% or more of the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (“Outstanding Corporation Voting Stock”);
                         (B) consummation of a Business Combination, unless, following such Business Combination, (x) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Corporation Voting Stock immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of the entity resulting from such Business Combination (including, without limitation, a company that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the voting power of the Outstanding Corporation Voting Stock, and (y) no Person (other than any Investor or its Affiliates) Beneficially Owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of such entity;
                         (C) approval by the stockholders of the Corporation of a liquidation or dissolution of the Corporation;

                         (D) individuals who, as of the Initial Funding Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director pursuant to the Purchase Agreement, or whose election or nomination for election by the Corporation’s shareholders was approved by a vote of at least a majority of the directors comprising the incumbent Board of Directors as of such election or nomination, shall be considered as though such individual were a member of the Incumbent Board; or
                         (E) any event that would not otherwise constitute a Change in Control pursuant to Sections 11(b)(iii)(A), (B), (C) or (D) hereof but would constitute a “change in control” for purposes of the Existing Credit Facilities (as defined in the Purchase Agreement) or the Second Lien Notes (as defined in the Purchase Agreement).
The terms “Beneficially Own” and “Beneficial Ownership” are used herein as defined in Rules 13d-3 and 13d-5 of the Exchange Act, but without taking into account any contractual restrictions or limitations on voting or other rights.
     (iv) The Corporation shall deliver written notice to each holder of Series B Preferred Stock, by first class mail, postage prepaid, of any Change in Control as promptly as practicable, together with a reasonably detailed summary of the material terms of such Change in Control.
     (c) If the Corporation (i) shall not have sufficient assets legally available under the DGCL for the redemption of all shares of Series B Preferred Stock and all shares of Series B-1 Preferred Stock that holders of Series B Preferred Stock and holders of Series B-1 Preferred Stock have requested be redeemed under Section 11(a) or (b) of this Certificate or Section 11(a) or (b) of the Series B-1 Certificate (the “Required Number of Shares”) or (ii) will be in violation of Specified Contract Terms (as defined below) if it redeems the Required Number of Shares, the Corporation shall: (A) redeem, at the applicable redemption price set forth above in this Section 11, the maximum number of shares of Series B-1 Preferred Stock it is permitted to redeem (which aggregate redemption price will be an amount equal to the lesser of (y) the amount legally available for the redemption of shares of Series B-1 Preferred Stock and (z) the largest amount that can be used for such redemption not prohibited by Specified Contract Terms); (B) subject to Sections 9 and 12(b)-(c), use its best efforts to promptly take all actions necessary to eliminate any limitation or other impediment on the Corporation’s ability to redeem the Required Number of Shares as soon as practicable (including, without limitation, seeking to refinance all indebtedness under the contracts containing the Specified Contract Terms, seeking to liquidate assets and otherwise seeking to raise sufficient funds legally available for the redemption of the Required Number of Shares without violation of Specified Contract Terms, and seeking a merger or other sale of the Corporation that would provide for the redemption of the Required Number of Shares), and (C) redeem, pro rata among the holders of shares of Series B Preferred Stock and Series B-1 Preferred Stock, at the applicable redemption price set forth above in this Section 11, any and all shares of Series B-1 Preferred Stock not redeemed because of the limitations described in clause (i) or clause (ii) of this paragraph as soon as practicable to the extent it is able to make such redemption out of assets legally available for the redemption of shares of Series B-1 Preferred Stock and without violation of Specified Contract Terms. The inability of the Corporation to make a redemption payment for any reason shall not relieve the Corporation from its obligation to effect any required redemption when, as and if permitted by law and Specified Contract Terms. As used in this paragraph, “Specified Contract Terms” means the covenants of the Corporation contained in (x) the Existing Credit Facilities (as defined in the Purchase Agreement) as amended as of the Initial Funding Date in accordance with Section 1.2(c)(iv)(A) of the Purchase Agreement and (y) the Second-Lien Debt (as defined in the Purchase Agreement) documentation in accordance with Section 1.2(c)(iv)(B) of the Purchase Agreement, in each case under clause (x) and (y) as the same shall be in effect on and as of the Initial Funding Date and not including any subsequent amendment, restatement, refinancing, replacement or other modification thereof or any successor contract thereto. In the event the officers or directors of the Corporation do not take the actions required in this Section 11 because they reasonably believe, after consultation with the Corporation’s outside legal counsel, that taking such action would violate their fiduciary duties, then no holder of Series B-1 Preferred Stock shall be entitled to make any claim against such officers or directors in their individual capacities as a result of their failure to take such actions; provided, that nothing herein shall relieve the Corporation from its obligations owed to the holders of the Series B-1 Preferred Stock provided herein and nothing herein shall preclude any holder of Series B-1 Preferred Stock from making claims for monetary damages against the Corporation or seeking injunctions or other equitable remedies to cause the Corporation to fulfill its obligations hereunder.
     (d) Until the full redemption price applicable under Section 11(a)-(b) is paid in cash to the holders of shares of Series B-1 Preferred Stock, shares of Series B-1 Preferred Stock may be converted pursuant to Section 7 and shall accrue and accumulate dividends pursuant to Section 3; provided that, any such shares that are converted shall not be entitled to receive any redemption payment.
12. Certain Other Provisions.
     (a) If any Series B-1 Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation will issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, a new Series B-1 Preferred Stock certificate of like tenor and representing an equivalent amount of Series B-1 Preferred Stock, upon receipt of evidence of such loss, theft or destruction of such certificate and, if requested by the Corporation, an indemnity on customary terms for such situations reasonably satisfactory to the Corporation.
     (b) Without limiting the provisions of (or the holders’ rights under) Section 9 and Section 11, the Corporation shall not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other entity, or permit consummation of any other Business Combination, unless the surviving, successor, transferee or lessee entity, as the case may be (if not the Corporation), (i) expressly assumes, as part of the terms of such Business Combination, the due and punctual performance and observance of each and every covenant and condition of this Certificate to be performed and observed by the Corporation and (ii) expressly agrees, as part of the terms of such Business Combination, to exchange, at the holder’s option, shares of Series B-1 Preferred Stock for shares of the surviving entity’s capital stock having terms, preferences, rights (including, without limitation, as to dividends, voting, redemption at the option of the holder, and rights to assets upon liquidation, dissolution or winding-up), privileges and powers substantially similar to the terms preferences, rights (including, without limitation, as to dividends, voting, redemption at the option of the holder, and rights to assets upon liquidation, dissolution or winding-up), privileges and powers under this Certificate, in each case, such that the rights of the holders of Series B-1 Preferred Stock are protected against dilution or other impairment. Without limiting any of the foregoing, the Corporation shall cause lawful provision to be made as part of the terms of each Business Combination such that each holder of a share of Series B-1 Preferred Stock then outstanding shall have the right thereafter to exchange such share for, or convert such share into, the kind and amount of securities, cash and other property receivable upon the Business Combination by a holder of a number of shares of Series D Preferred Stock into which such share of Series B-1 Preferred Stock would have been convertible (without regard to any limitations contained in Section 7) immediately prior to such Business Combination, and subject to anti-dilution adjustment protections substantially equivalent to those set forth in this Certificate.
     (c) The Corporation shall not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets, or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series B-1 Preferred Stock against dilution or other impairment.
     (d) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
     (e) This Certificate shall become effective upon the filing thereof with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed and acknowledged by its undersigned duly authorized officer this ___day of ___, 2008.

MONEYGRAM INTERNATIONAL, INC.

By:

Name:
Title:

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